                                                                   EXHIBIT 10.32

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 4, 2002 between CuraGen Corporation, a corporation organized under the laws of the State of Delaware, with its principal place of business at 555 Long Wharf Drive, New Haven, Connecticut (the "Company"), and David M. Wurzer ("Executive").

     WHEREAS, the Executive desires to be employed by the Company, subject to the terms and conditions of this Agreement; and the Company desires to retain the Executive's services, subject to the terms and conditions of this Agreement.

     THEREFORE, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1. Employment; Duties and Responsibilities
   ---------------------------------------

     A) The Company shall employ the Executive, and the Executive shall serve the Company, as Executive Vice President and Chief Financial Officer, with such duties and responsibilities as may be assigned to the Executive by the Chief Executive Officer ("CEO") of the Company and are typically associated with a position of that nature.

     B) The Executive shall devote his best efforts and all of his business time to the performance of his duties under this Agreement and shall perform them faithfully, diligently and competently in a manner consistent with the policies and goals of the Company as determined from time to time by the CEO or an officer of the Company.

     C) The Executive shall report to the CEO of the Company, or identified member of the Executive Committee.

     D) The Executive shall not engage in any activities outside the scope of his employment that would detract from, or interfere with, the fulfillment of his responsibilities or duties under this Agreement.



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     E) The Executive shall not serve as a director (or the equivalent position)
of any company or entity and shall not render services of a business, professional or commercial nature to any other person or firm without prior written consent of the CEO. Such consent shall not be unreasonably withheld.

     F) The Executive shall not receive fees or other remuneration for work performed either within or outside the scope of his employment except for not-for-profit entities without prior written consent of the CEO. Such consent shall not be unreasonably withheld.

2. Term of Employment
   ------------------

     A) The Executive's employment by the Company under this Agreement shall commence on the date of this Agreement and, subject to the earlier termination pursuant to section 10 shall terminate on December 31, 2002; provided, however, that commencing on January 1, 2003 and each January 1 thereafter the term of this Agreement shall be extended for one (1) additional year unless, not later than October 31 of the preceding year, the Company or the Executive shall have given written notice that the Company or the Executive does not wish to extend this Agreement.

         B) Notwithstanding any such notice by the Company, if a Change of Control occurs during the original, or extended term of this Agreement, or after this Agreement has been terminated, but within twelve (12) months after such notice to terminate the Agreement was given by the Company, the termination shall be deemed ineffective and the Agreement shall continue in effect. In any event, the term of this Agreement shall expire on the second (2nd) anniversary of the date of the Change of Control.



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3. Compensation
   ------------

     As full compensation for all services rendered by the Executive to the Company under this Agreement, the Company shall pay the Executive the compensation set forth in Schedule A attached and incorporated into this Agreement. This schedule may be amended from time to time in writing by the Company and the Executive.

4. Fringe Benefits
   ---------------

     A) The Executive shall be entitled to participate in all health and welfare benefit plans provided by the Company to its employees.

     B) The Executive shall be entitled to participate in all pension plans provided by the Company to its employees.

     C) The Company may, at its sole option, devise a benefit plan for its executives or senior managers. The Executive shall be entitled to participate in benefit plans provided by the Company to its executives or senior managers.

     D) The Executive shall be entitled to a minimum of four (4) weeks paid vacation time annually, to be taken at times selected by him, with the prior approval of the person to whom the Executive is to report.

5. Expenses
   --------

     The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by him in connection with the performance of his services for the Company in accordance with the Company's policies, upon submission of appropriate expense reports and documentation in accordance with the Company's policies and procedures.



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6. Disability or Death
   -------------------

     A) If, as the result of any physical or mental disability, the Executive shall have failed or is unable to perform his duties for a period of ninety (90) consecutive days, the Company may, by notice to the Executive, terminate his employment under this Agreement as of the date of the notice without any further payment or the furnishing of any benefit by the Company under this Agreement (other than accrued and unpaid base salary and expenses and benefits which have accrued pursuant to any plan or by law).

     B) The term of the Executive's employment under this Agreement shall terminate upon his death without any further payment or the furnishing of any benefit by the Company under this Agreement (other than accrued and unpaid base salary and commission and expenses and benefits which have accrued pursuant to any plan or by law). This provision shall not be read to change the terms of any other agreement between the Executive and the Company, including any stock option plans, which shall be governed by its terms. Unless expressly provided for in such agreements, the death of the Executive shall not terminate such agreements.

7. Patents, Copyrights and Intellectual Property
   ---------------------------------------------

     A) The Executive shall promptly disclose to the Company all Inventions. Inventions shall mean, for purposes of this paragraph, inventions, discoveries, developments, methods and processes (whether or not patenable or copyrightable or constituting trade secrets) conceived, made or discovered by the Executive (whether alone or with others) while employed by the Company that relate, directly or indirectly, to the past, present, or future business activities, research, product design or development, personnel, and business opportunities of the Company, or result from tasks assigned to the Executive by the Company or done by the Executive for or on behalf of the Company. The Executive hereby assigns and agrees to assign to the Company



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(or as otherwise directed by the Company) his full right, title and interest in and to all Inventions. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Inventions to the Company and to permit the Company to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions. The Executive agrees to make and maintain adequate and current records of all Inventions, in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of and available to the Company at all times.

     B) All designs, ideas, inventions, improvements, and other creations made or owned by the Executive before becoming an employee of the Company and which the Executive desires to exempt from this Agreement are listed on Attachment A hereof and authorized for exclusion by the signature of an Officer of the Company. (If the Executive does not have any such designs, ideas, inventions, improvements, or other creations write "none" on this line: NONE.)

     C) The Executive agrees to notify the Company in writing before the Executive makes any disclosure or performs or causes to be performed any work for or on behalf of the Company, which appears to threaten or conflict with (a) rights the Executive claims in any invention or idea conceived by the Executive or others (i) prior to the Executive's employment, or (ii) otherwise outside the scope of this Agreement; or (b) rights of others arising out of obligations incurred by the Executive (i) prior to this Agreement, or (ii) otherwise outside the scope of this Agreement. In the event of the Executive's failure to give notice under the circumstances specified, the Company may assume that no such conflicting invention or idea exists and the Executive agrees that the Executive will make no claim against the Company with



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respect to the use of any such invention or idea in any work which the Executive performs or causes to be performed for or on behalf of the Company.

8. Proprietary and Trade Secret Information
   ----------------------------------------

     A) The Executive agrees that he will keep confidential and will not make any unauthorized use or disclosure, or use for his own benefit or the benefit of others, during or subsequent to his employment of any research, development, engineering and manufacturing data, plans, designs, formulae, processes, specifications, techniques, trade secrets, financial information, customer or supplier lists or other information that becomes known to him as a result of his employment with the Company which is the property of the Company or any of its clients, customers, consultants, licensors, licensees, or affiliates, provided nothing herein shall be construed to prevent the Executive from using his general knowledge and skill after termination of his employment whether acquired prior to or during his employment by the Company.

     B) Proprietary information subject to paragraph 8(A) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by the Employee; (ii) is obtained by the Executive from a third party who had the legal right to disclose the information to the Executive; or (iii) is required to be disclosed by law, government regulation, or court order.

     C) During the course of his employment with the Company, the Executive will not accept information from sources outside of the Company, which is designated as "Confidential," or "Proprietary," or "Trade Secret" without prior written permission from the Company or its attorneys. The Executive is not expected to and is expressly forbidden by the Company policy from disclosing to the Company a "Trade Secret" or "Confidential" or "Proprietary" information from a former employer.



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     D) During his employment, or upon leaving the employment of the Company, the Executive will not remove from the Company premises, either directly or indirectly, any drawings, writings, prints, any documents or anything containing, embodying, or disclosing any confidential or proprietary information or any of the Company's trade secrets unless express written permission is given by the Company management. Upon termination of his employment, the Executive shall return to the Company any and all documents and materials that are the property of the Company or its customers, licensees, licensors or affiliates or which contain information that is the property of the Company.

9. Covenant Not to Compete
   -----------------------

         A) While in the employ of the Company and for a period of one year or the maximum period permitted by applicable law (whichever is shorter) following termination of his employment with the Company, the Executive shall not, without the approval of the Company, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any employment, consulting or business activity or occupation that is or is intended to be directly competitive with the business of the Company, as being considered, researched, developed, marketed and/or sold at the time of termination; provided, however, that the holding by the Executive of any investment in any security shall not be deemed to be a violation of this section if such investment does not constitute over one percent (1%) of the outstanding issue of such security. The restriction shall run for a period of one year after said termination, and if there shall be any violation hereof during said period, then for a period of one year after cessation of such violation.

     B) While in the employ of the Company, the Executive shall promptly notify the Company, if the Executive, alone or as a partner, officer, director, consultant, employee,



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stockholder or otherwise, engages in any employment, consulting or business activity or occupation outside his employment by the Company.

     C) The Executive shall not, directly or indirectly, either during the term of the Executive's employment under this Agreement or for a period of one (1) year thereafter, solicit, directly or indirectly, the services of any person who was a full-time employee of the Company, its subsidiaries, divisions or affiliates, or solicit the business of any person who was a client or customer of the Company, its subsidiaries, divisions or affiliates, in each case at any time during the last year of the term of the Executive's employment under this Agreement. The Executive shall not, directly or indirectly, either during the term of the Executive's employment under this Agreement or for a period of one
(1) year thereafter, employ, directly or indirectly, the services of any person who was a full-time employee of the Company, its subsidiaries, divisions or affiliates, or solicit the business of any person who was a client or customer of the Company, its subsidiaries, divisions or affiliates, in each case at any time during the last year of the term of the Executive's employment under this Agreement. For purposes of this Agreement, the term "person" shall include natural persons, corporations, business trusts, associations, sole proprietorships, unincorporated organizations, partnerships, joint ventures and governments or any agencies, instrumentalities or political subdivisions thereof.

     D) The Executive acknowledges and agrees that the covenants in this section are necessary for the protection of the legitimate business interests of the Company and that the covenants are reasonable in all respects. The Executive further acknowledges and agrees that, if his employment by the Company is terminated, his experience and capabilities are such that he is both qualified and willing to seek and obtain employment involving business activities which



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will not violate any covenant on his part to be observed hereunder and that a court decree enjoining any such violation will not prevent him from earning a reasonable livelihood.

     E) Just compensation for the duties under this paragraph is included in the salary and benefits provided herein.

     F) If the Executive is terminated as a result of a Change of Control, as defined in this Agreement, this Section, titled "Covenant Not to Compete," shall not be applicable.

10. Termination
    -----------

     A) The Company shall have the right to terminate this Agreement and the Executive's employment with the Company for performance reasons or cause. For purposes of this Agreement, the term "performance reasons" shall mean termination of the Executive's employment upon the assessment of the Chief Executive Officer, or the Board of Directors, or a Committee of the Board of Directors that the Executive has failed to satisfactorily perform the essential functions of the Executive's position. Such a determination shall be made using acceptable business practices and sound management principles and shall not be made in bad faith or arbitrarily.

     B) For purposes of this Agreement, the term "for cause" shall mean the Executive's willfully engaging in conduct demonstrably and materially injurious to the Company, monetarily or otherwise, provided that the Executive receives a copy of a resolution duly adopted by the unanimous affirmative vote of the entire membership of the Board of Directors of the Company at a meeting of the Board of the Company called and held for such purpose after the Executive has been given reasonable notice of such meeting and has been given an opportunity, together with his counsel, to be heard by the Board of the Company, finding that in the good faith opinion



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of the Board of the Company the Executive was guilty of the conduct set forth and specifying the particulars thereof in detail.

     C) The Executive's act, or failure to act, shall be deemed "willful" if the Executive was not acting in good faith or acting without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act based on authority given pursuant to a resolution duly adopted by the Board of the Company, or based upon the advice of counsel for the Company shall be conclusively presumed to have been done by the Executive in good faith and in the best interests of the Company.

     D) If the Executive is terminated for cause, the Company shall not be obligated to make any further payment to the Executive (other than accrued and unpaid base salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to the Executive under this Agreement.

     E) If the Executive is terminated for performance reasons, the Executive shall be entitled to certain benefits. The benefits shall consist of (i) salary continuation at the salary the Executive was receiving at the time of termination and (ii) the Executive's continued participation in any employee health and welfare benefit plan to which the Executive was a participant prior to his termination on the same basis as the Executive had participated as an employee. The salary continuation and continued participation in any health and welfare benefit plan shall be for twelve (12) months.

11. Change of Control
    -----------------

     A) "Change in Control" of CuraGen Corporation means the occurrence of any one of the following events:



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          (i) individuals who, on January 1, 2002, constituted the Board (the
     "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies (or consents) by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

          (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 [the "Exchange Act"] and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary; (B) by any employee benefit plan sponsored or maintained by the Company or Subsidiary; or (C) by any underwriter temporarily holding securities pursuant to an offering of such securities;



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          (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction(a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of
     (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); (C); at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale or disposition of all or substantially all of the Company's assets.

     B) Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12. Benefits Upon Termination
    -------------------------

     A) If the Executive is terminated by the Company for any reason other than for cause, performance reasons, retirement, total disability or death, or if this Agreement is not renewed by the Company, pursuant to Section 2.A., the Executive shall be entitled certain benefits. The benefits shall consist of (i) salary continuation at the salary the Executive was receiving at the time of termination and (ii) the Executive's continued participation in any



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employee health and welfare benefit plan to which the Executive was a participant prior to his termination on the same basis as the Executive had participated as an employee. The salary continuation and continued participation in any health and welfare benefit plan shall be for twelve (12) months.

     B) However, if the Executive is terminated by the Company within twelve
(12) months of a Change of Control as defined in this Agreement, the Executive shall be entitled to an additional twelve (12) months of salary continuation and continued participation in any health and welfare benefit plan for a total of twenty-four (24) months salary continuation and participation in the health and welfare benefit plan.

     C) Termination by the Executive of his employment for "good reason" shall mean termination based on:

          (i) subsequent to a Change in Control of the Company, and without the Executive's express written consent, the assignment to Executive of any duties inconsistent with those duties prior to a Change in Control, or a change in the Executive's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control, or any removal of the Executive from, or any failure to re-elect the Executive, to any of such positions, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for good reason;

          (ii) subsequent to a Change in Control of the Company, a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time;



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          (iii) subsequent to a Change in Control of the Company, a failure by the Company to continue any bonus plans in which the Executive is presently entitled to participate (the "Bonus Plans") as the same may be modified from time to time but substantially in the form currently in effect, or a failure by the Company to continue the Executive as a participant in the Bonus Plans on at least the same basis as the Executive presently participates in accordance with the Bonus Plans;

          (iv) subsequent to a Change in Control of the Company and without the Executive's express written consent, the Company's requiring the Executive to be based anywhere other than within fifty (50) miles of the Executive's present office location, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

          (v) subsequent to a Change in Control of the Company, the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan or disability plan in which the Executive is participating at the time of a Change in Control of the Company (or plans providing the Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is then entitled in



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     accordance with the Company's normal vacation policy in effect on the date hereof;

          (vi) subsequent to a Change in Control of the Company, the failure by the Company to obtain the assumption of this Agreement by any successor; or

          (vii) subsequent to a Change in Control of the Company, any purported termination of the Executive's employment which is not effected pursuant to the terms of this Agreement. No such purported termination shall be effective.

     D) If the Executive terminates his employment for a "good reason," the Executive shall be entitled to the same benefits as provided in paragraph B of this section.

     E) Upon a Change of Control, notwithstanding any other agreement, all stock, restricted stock, stock options or restricted stock options of the Executive shall become fully vested to 100%.

13. Arbitration
    -----------

     A) Any dispute under this Agreement, including any dispute as to cause or good reason for termination, shall be submitted to binding arbitration subject to the rules of the American Arbitration Association. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTIONS, SUIT OR PROCEEDING. The Company shall bear all costs associated with the Arbitration, including filing fees and any stipend for the arbitrator. The Company and the Executive shall each bear its own attorneys' fees. However, if the Executive prevails in a challenge to the Company's determination for cause, the Executive shall be entitled to be reimbursed for all attorney fees.




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     B) Nothing in this section shall be read to preclude the Company seeking injunctive relief for the Executive's breach of Section 8, Proprietary and Trade Secret Information or Section 9, Covenant Not to Compete.

14. Injunctive Relief
    -----------------

     A) The Executive acknowledges that the services rendered by him under this Agreement are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential information concerning the Company's business. By reason of this access to confidential information, the Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to Proprietary and Trade Secret Information or the Covenant Not to Compete, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining the Executive from committing or continuing to commit any such violation of this Agreement.

15. Miscellaneous
    -------------

     A) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, applicable to agreements made and to be performed in Connecticut, and shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

     B) This Agreement contains a complete statement of all the arrangements between the Company and the Executive with respect to its subject matter, supersedes all previous agreements, written or oral, among them relating to its subject matter and cannot be modified,



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amended or terminated orally. Amendments may be made to this Agreement at any time if mutually agreed upon in writing.

     C) Any amendment, notice or other communication under this Agreement shall be in writing and shall be considered given when received and shall be delivered personally or mailed by Certified Mail, Return Receipt Requested, to the parties at their respective addresses set forth in this Agreement, or at such other address as a party may specify by written notice to the other.

     D) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     E) Each of the parties irrevocably submits to the exclusive jurisdiction of any court of the State of Connecticut or the Federal District Court of Connecticut over any action, suit or proceeding relating to or arising out of this Agreement and the transactions contemplated hereby. Each party hereby irrevocably waives any objections, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which such party may now or hereafter have to the bringing of any such actions, suit or proceeding in any such court and irrevocably agrees that process in any such actions, suit or proceeding may be served upon that party personally or by Certified or Registered Mail, Return Receipt Requested.

     F) The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect as is legally permissible. If any term or provision of



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this Agreement is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction.

     G) This Agreement is not assignable by either party except that it shall inure to the benefit of and be binding upon any successor to the Company by merger or consolidation or the acquisition of all or substantially all of the Company's assets, provided such successor assumes all of the obligations of the Company, and shall inure to the benefit of the heirs and legal representatives of the Executive.

By: /s/ Jonathan M. Rothberg                       4-1-02
    -------------------------------                ------
    Chief Executive Officer                         Date
    CuraGen Corporation
    555 Long Wharf Drive 11th Floor
    New Haven, CT 06511
    ("the Company")


By: /s/ David M. Wurzer                            4-1-02
    -------------------------------                ------
    David M. Wurzer                                 Date
    Executive Vice President and
    Chief Financial Officer
    CuraGen Corporation
    555 Long Wharf Drive 11th Floor
    New Haven, CT 06511
    ("the Executive")




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                                   SCHEDULE A

     Compensation

     The Executive shall receive the following compensation for services during the initial term of employment:

                   1) The Executive's base salary shall be $255,500 per year, payable in bi-weekly installments, subject to increases by the Board of Directors, which shall review the salary periodically.

                   2) The Executive, if otherwise eligible, shall participate in any incentive compensation plan, pension, profit sharing, stock purchase or stock option plan, annuity, or group insurance plan, medical plan and other benefits, maintained by the Company for its employees.

                   3) The Executive shall be eligible to receive
                      performance-based bonuses on the attainment of certain goals set by the CEO.


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